Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the following Registration
Statements:

(1)     Registration Statements (Form S-3 Nos. 333-07415, 333-68935, 333-84819,
        333-79995, 333-86805, 333-92815, 333-106090, 333-112549, 333-113384, and
        333-125184) of BNP Residential Properties, Inc.,
(2) Amendment No. 1 to the Registration Statements (Form S-3 Nos. 333-113384 and 333-125184) of BNP Residential Properties, Inc., and
(3) Registration Statements (Form S-8 Nos. 333-119623 and 333-126426) pertaining to the 1994 Stock Option and Incentive Plan of BNP Residential Properties, Inc.;

of our report dated March 2, 2005, with respect to the consolidated financial statements and schedule of BNP Residential Properties, Inc. as of December 31, 2004, and for the two years in the period ended December 31, 2004, included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

  /s/ Ernst & Young LLP

Greenville, South Carolina
March 3, 2006